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                            ASSET PURCHASE AGREEMENT

                           Dated as of March 17, 2003

                                  By and Among

                            CENTURY MAINTENANCE, L.P.

                                       and

                         PROJECT LIGHTING COMPANY, INC.

                                       and

                                  CULLEN PLAAG,

                                JOHNNY WHITEHEAD

                                       and

                                   WAYNE OWEN

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

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE 1 PURCHASE AND SALE OF ASSETS...................................................      1
   1.1      Purchase and Sale of Assets.................................................      1
   1.2      Description of  Purchased Assets............................................      2
   1.3      Consideration for Purchased Assets; Adjusted Purchase Price.................      3
      1.3.1       Purchase Price........................................................      3
      1.3.2       Assumed Liabilities...................................................      3
   1.4      Employees...................................................................      4
   1.5      Prorated Items..............................................................      5
      1.5.1       Adjustment of Costs...................................................      5
      1.5.2       Proration of Taxes....................................................      5
      1.5.3       Payment of Taxes and Other Expenses...................................      6
   1.6      Nonassignable Contracts, Leases and Permits.................................      6
   1.7      Allocation..................................................................      6
   1.8      Closing.....................................................................      6
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS.....................      7
   2.1      Representations and Warranties of Seller....................................      7
      2.1.1       Authority and Consent.................................................      7
      2.1.2       Enforceability and Non-Interference...................................      7
      2.1.3       Financial Information.................................................      7
      2.1.4       Subsidiaries..........................................................      7
      2.1.5       Liabilities...........................................................      8
      2.1.6       Additional Information................................................      8
      2.1.7       No Undisclosed Defaults..............................................       8
      2.1.8       Absence of Certain Changes and Events................................       8
      2.1.9       Taxes................................................................       9
      2.1.10      Intellectual Property................................................       9
      2.1.11      Title to Properties; Condition of Assets.............................       9
      2.1.12      Litigation, etc......................................................      10
      2.1.13      Hazardous Wastes and Substances......................................      10
      2.1.14      Compliance with Other Laws...........................................      10
      2.1.15      Employment Practices.................................................      10
      2.1.16      Transactions with Management.........................................      11
      2.1.17      Finder's Fee.........................................................      11
      2.1.18      Necessary Consents...................................................      11
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER......................................      11
   3.1      Representations and Warranties of Buyer....................................      11
      3.1.1       Organization and Standing............................................      11
      3.1.2       Agreement Authorized and Enforceable.................................      11
      3.1.3       Finder's Fee.........................................................      11
ARTICLE 4 CONDITIONS PRECEDENT TO OBLIGATIONS  OF BUYER AND SELLER.....................      12
   4.1      Conditions Precedent to Obligations of Buyer...............................      12
      4.1.1       Representations and Warranties of Seller True at the Date Hereof.....      12

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
      4.1.2       Tender of the Transfer Documents, Etc................................      12
      4.1.3       Resignation of Plaag.................................................      12
      4.1.4       Additional Documents.................................................      12
      4.1.5       Condition Precedent Not Satisfied....................................      12
   4.2      Conditions Precedent to Obligations of Seller..............................      13
      4.2.1       Representations and Warranties of Buyer True at the Date Hereof......      13
      4.2.2       Consideration for Assets.............................................      13
      4.2.3       Tender of Transfer Documents, Etc....................................      13
      4.2.4       Additional Documents.................................................      13
      4.2.5       Condition Precedent Not Satisfied....................................      13
ARTICLE 5 INDEMNIFICATION..............................................................      13
   5.1      Indemnification of Buyer...................................................      13
   5.2      Indemnification of Seller..................................................      14
   5.3      Indemnification Procedure..................................................      14
   5.4      Survival of Representations and Warranties.................................      14
   5.5      Limitations................................................................      15
ARTICLE 6 LIMITATIONS ON COMPETITION...................................................      16
   6.1      Prohibited Activities......................................................      16
      6.1.1       Seller...............................................................      16
      6.1.2       Buyer................................................................      16
   6.2      Specific Performance.......................................................      17
   6.3      Reasonable Restraints......................................................      17
   6.4      Covenants Severable........................................................      17
   6.5      Independent Covenant.......................................................      17
   6.6      Certain Definitions........................................................      18
   6.7      Material Term of Agreement.................................................      18
ARTICLE 7 MISCELLANEOUS................................................................      18
   7.1      Further Assurances.........................................................      18
   7.2      Notices....................................................................      18
   7.3      Dispute Resolution.........................................................      19
   7.4      Rights of Parties..........................................................      20
   7.5      Counterparts...............................................................      20
   7.6      Amendments and Waivers.....................................................      20
   7.7      Entire Agreement; Conflicts................................................      20
   7.8      Successors and Assigns.....................................................      21
   7.9      Applicable Law.............................................................      21
   7.10     Severability...............................................................      21
   7.11     Headings and Captions......................................................      21
   7.12     Successor Laws.............................................................      21

                            ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT is entered into as of March 17, 2003 (the "Agreement"), by and among CENTURY MAINTENANCE, L.P., a Delaware limited partnership (the "Buyer"), and PROJECT LIGHTING COMPANY, INC., a Texas corporation (the "Seller"), CULLEN PLAAG ("Plaag"), JOHNNY WHITEHEAD ("Whitehead"), and WAYNE OWEN ("Owen") (collectively, Plaag, Whitehead and Owen are referred to as the "Shareholders").

                              W I T N E S S E T H:

        WHEREAS, Seller is engaged in the business of the distribution of lighting and related accessories to individuals and businesses engaged in the new construction of single and multi-family homes (the "Business"); and

        WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Seller; and

        WHEREAS, Seller desires to sell substantially all of its assets related to or used in the operation of the division of the Business related to multi-family dwellings (the "Division"), and Buyer desires to acquire such assets on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

        1.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, on the date hereof, Seller hereby sells, conveys, transfers, assigns and delivers, free and clear of all Encumbrances (as defined in Section 2.1.6 below) (except for current taxes not yet due and payable) to Buyer the assets of Seller relating to or used in the operation of the Division that are described in Section 1.2 hereof (the "Assets"), provided, however, that the Assets shall not include any Excluded Assets. As used herein, the term "Excluded Assets" means (i) all assets of Seller which are not described in
Section 1.2 hereof; (ii) all assets in possession of Seller but owned by third parties; (iii) prepaid federal and state income tax deposits of Seller; (iv) amounts due in respect of any advances or loans to or note receivables from, any Affiliate of Seller (as defined in Section 6.6 below); (v) all books and records of Seller except as provided in Section 1.2(i); (vi) all rights of Seller pertaining to any causes of action, lawsuits, judgments, claims, demands, counterclaims, set-offs or defenses of Seller may have solely with respect to the Retained Liabilities or any of the Excluded Assets; (vii) all rights of Seller to refund of any taxes paid by Seller; (viii) all trademarks, service marks, trade names, product designations, logos, slogans, inventions, patents, trade secrets, copyrights, know-how, proprietary design or process, computer software and databases, Internet address or domain names (including any registrations or applications for the registration or renewals of any of the

                                        1

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foregoing), research in progress, or any other similar type of proprietary intellectual property right of Seller (collectively, the "Intellectual Property") except as set forth on Schedule 1.2(d); and (ix) all rights of Seller under this Agreement and any ancillary agreement contemplated hereunder and the consideration payable to the Seller pursuant to this Agreement. The Assets purchased and sold pursuant to this Agreement are referred to herein as the "Purchased Assets."

        1.2     Description of Purchased Assets. Except as otherwise provided in
Section 1.1, the Purchased Assets sold and purchased pursuant to this Agreement shall be the following:

                (a) the machinery and equipment of Seller relating to the Division described in Schedule 1.2(a);

                (b) all the inventory of Seller relating to the Division that is located at 3351 Rauch, Suite 150, Houston, Texas, 77026 on the Closing Date (the "Inventory") and
                        Schedule 1.2(b) reflects the Inventory as of March 14, 2003;

                (c) all accounts receivable (including billed and unbilled) of Seller relating to the conduct of the Division (the "Accounts Receivable") and Schedule 1.2(c) reflects the Accounts Receivable as of March 14, 2003;

                (d)     the Intellectual Property described on Schedule 1.2(d);

                (e) all third-party indemnities where Seller is an indemnified party and the proceeds afforded thereby, in each case to the extent relating to the Purchased Assets;

                (f) all rights of Seller to manufacturers' warranties and indemnities with respect to any Purchased Asset;

                (g) the goodwill of Seller with respect to the Division, however, Buyer shall have no right to use the name "Project Lighting;" provided, however, that Buyer may use the phrase "formerly affiliated with Project Lighting Company, Inc." for a period of up to 12 months following the Closing Date;

                (h) all rights of Seller pertaining to any causes of action, lawsuits, judgments, claims, demands, counterclaims, set-offs or defenses Seller may have with respect to any of the Purchased Assets, except to the extent relating to the Excluded Assets;

                (i) all books and records of Seller only to the extent that such books and records of the Seller relate to the Purchased Assets, including all customer and supplier files and lists, sales information, equipment maintenance and warranty information, operating manuals, all correspondence with any customers, suppliers, employees or governmental authorities, all personnel records relating to employees of Seller who become Transferred Employees (as defined in Section 1.4(a) below), and any other reports,

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                        promotional materials, marketing studies, plans and
                        documents prepared by or on behalf of Seller related exclusively to the Division, including data stored electronically, but excluding the books and records of the Division listed as Excluded Assets; and

                (j) all work orders or purchase orders related to the Division received by the Business prior to the Closing Date ("Jobs in Progress").

        1.3     Consideration for Purchased Assets; Adjusted Purchase Price.

                1.3.1 Purchase Price. Subject to the terms and conditions of this Agreement, as consideration for the sale of the Purchased Assets to Buyer and for the other covenants and agreements of Seller, Buyer shall pay to Seller the sum of the following: (the "Purchase Price"):

                (a)     Good Will                           $    1,150,000.00

                (b)     Equipment and Machinery as
                        described on Schedule 1.2(a)        $      178,000.00

                (c)     Inventory                           $    1,039,001.48

                (d)     Accounts Receivable                 $    1,141,334.89

                                   Total Purchase Price:    $    3,508,336.37

Prior to the Closing Date, Buyer and Seller shall count and value the Inventory and determine the amount of the Accounts Receivable as of the close of business on a day selected by Buyer and Seller, and Seller shall not conduct business with respect to the Division after such date. The Inventory shall be valued at Seller's cost and the value reflected above includes any and all sales and use tax imposed by the State of Texas as a result of the transactions contemplated by this Agreement. The value of Inventory and Accounts Receivable as so determined shall be added to the values of goodwill and equipment and machinery stipulated above to determine the Purchase Price. Such amounts will be paid by Buyer to Seller in the form of a cashier's or certified check or by wire transfer to an account designated by Seller. A detailed description of the Inventory and Accounts Receivable will be attached to the transfer documents described in Section 4.1.2.

                1.3.2   Assumed Liabilities.

                (a) Notwithstanding anything contained in this Agreement to the contrary, Buyer does not assume, cause to be assumed nor deemed to assume, nor is it liable or responsible for, any liabilities or obligations of Seller. All liabilities or obligations of Seller are hereinafter sometimes referred to as the "Retained Liabilities." Seller agrees to pay the Retained Liabilities in full. Without limiting the generality or effect of the foregoing, Buyer does not assume, nor is it liable or responsible for:

                                (i) all liabilities of Seller in respect of federal, state, local or foreign taxes (specifically including any sales and use taxes) for

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                        any period, whether arising from Seller's conduct of
                        operations before the Closing Date (as defined in Section 1.8 below) or arising from the sale of the assets contemplated hereunder;

                                (ii)    any obligations arising before the
                        Closing Date from the Seller's employment of the Transferred Employees (as defined in Section 1.4(b) below); and

                                (iii) all liabilities and fees and expenses incurred in connection with the sale of the assets to Buyer; or

                                (iv) any liabilities or obligations of Seller or its Affiliates or their respective predecessors-in-interest, whether or not arising out of or relating to the conduct of the Division or associated with or arising from any of the Purchased Assets or any other rights, properties or assets used in or associated with the Division at any time, whether fixed or contingent or known or unknown.

        1.4     Employees.

                (a) On the Closing Date, Buyer will enter into an Employment and Non-Competition Agreement (the "Employment and Non-Competition Agreement") with Plaag, a copy of which is attached hereto as Exhibit A.

                (b) Buyer may offer employment to any or all of Seller's employees who provide service to the Division; provided that Buyer shall be under no obligation to hire or retain any of Seller's employees. All transferred employees (the "Transferred Employees") shall be employees-at-will of Buyer. Buyer shall notify Seller before the Closing Date which employees will not be Transferred Employees.

                (c) From and after the Closing Date, Seller shall remain solely responsible for any and all employee benefit liabilities in respect of Seller's employees (including the Transferred Employees) and their dependents and beneficiaries to the extent relating to or as a result of: (i) the employment of any such employee by Seller on or prior to the Closing Date or the termination of such employment, at or prior to the Closing Date, including, without limitation, employee benefit liabilities under any Employee Plan that provides severance pay; and
        (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Employee Plan on or prior to the Closing Date.

                (d) With respect to any Transferred Employee, Seller hereby releases such Transferred Employees under any agreements with Seller relating to any covenants regarding non-competition, non-disclosure, confidentiality, non-solicitation or similar matters.

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        1.5     Prorated Items.

                1.5.1   Adjustment of Costs.

                        (a) Except as otherwise provided herein, Seller shall bear and be responsible for all costs incurred in connection with the operation of the Division prior to the Closing Date, including without limitation, utilities, rentals, service contracts, employee costs, maintenance expenses, and commissions related to sales prior to the Closing Date and except as otherwise provided therein, Seller shall pay all such costs in the ordinary course of business. Buyer shall bear and be responsible for all such costs incurred by Buyer in connection with the operation of the Division on and after the Closing Date.

                        (b) Seller agrees to pay all creditors of the Division in full on or prior to any due date for such payment (except for any amounts which Seller is disputing in good faith); in the event Seller fails to make such payments, Buyer may make such payments on Seller's behalf and such amount shall be promptly reimbursed by Seller to Buyer. Buyer shall pay all debts incurred by Buyer in connection with the operation of the Division on and after the Closing Date.

                1.5.2   Proration of Taxes.

                        (a) Seller shall be liable for and shall pay when due all personal property taxes and all other taxes on the Division or any of the Purchased Assets that may be levied or imposed against Buyer, Seller or the Purchased Assets for the period before the Closing Date and specifically including any taxes that are a result of the consummation of the transactions contemplated by this Agreement. Buyer shall be liable for all personal property taxes and all other taxes on the Division or any of the Purchased Assets that may be levied or imposed against Buyer, Seller or the Purchased Assets for the period on and after the Closing Date.

                        (b) Seller shall remain responsible for all income taxes, sales or use taxes, franchise taxes, payroll taxes, and any other taxes which may be due by it for revenues earned with respect to the Division prior to the Closing Date and specifically including any taxes that are a result of the consummation of the transactions contemplated by this Agreement. Buyer shall be responsible for all income taxes, sales or use taxes, franchise taxes, payroll taxes, or any other taxes which may be due by it for revenues earned with respect to the Division on and after the Closing Date.

                        (c) Whichever party is liable hereunder for the payment of a tax shall prepare any necessary forms and returns, and shall bear all costs incident to the determination and payment thereof. Such party shall further have all available rights to contest the tax, but shall protect, defend, indemnify and hold harmless the other party from any damages, costs or losses or any limitation on the use and enjoyment of the Purchased Assets resulting therefrom.

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

                1.5.3 Payment of Taxes and Other Expenses. If either party receives an invoice for any tax or other expense which is allocable to the other party in part or in full hereunder, the recipient shall forward a copy of the invoice promptly to the other party. If the other party is fully liable for such invoice it shall pay it in full promptly; provided, however, that such party may contest any tax or other expense in good faith through appropriate proceedings. If either party receives an invoice for taxes or other expenses that are allocable partly to it and partly to the other party, then the party receiving such notice shall promptly advise the other party that such invoice has been received and shall request the appropriate reimbursement from that party. The party owing such reimbursement shall pay such reimbursement within ten days after receipt of an invoice for the reimbursable amount. Notwithstanding the foregoing, whenever time permits, each party will make every reasonable effort to determine each party's appropriate allocable share of any tax due and to pay the allocable share to the party responsible under this paragraph for paying the tax in a timely fashion in order to avoid any late payment penalty.

        1.6 Nonassignable Contracts, Leases and Permits. In the case of any of the Purchased Assets that are not by their terms assignable or that require the consent of a third party in connection with the transfer by Seller hereunder and such assignment is not consented to prior to the Closing Date, this Agreement shall constitute an assignment, transfer or conveyance to Buyer of all of Seller's right, title and interest therein to the extent permitted. In addition, Seller will use its reasonable best efforts at its sole cost and expense to assist Buyer in such manner as may reasonably be requested by Buyer for purpose of obtaining such consent promptly. During such period in which the applicable Purchased Asset is not capable of being assigned to Buyer due to the failure to obtain any required consent, Seller will make such arrangements as may be necessary to enable Buyer to receive all the economic benefits under such assigned contracts, assigned lease or permit accruing on and after the Closing Date (including, to the extent permissible, through sub-contracting, sub-leasing, sub-licensing, or sub-participation arrangement, or an arrangement under which the Seller would enforce such Purchased Asset for the benefit of Buyer, with Buyer, to the extent permissible, assuming Seller's executory obligations and any and all rights of Seller against the other party thereto). If the approval of the other party to the Purchased Asset is obtained, such approval will, as between Seller and Buyer, constitute a confirmation (automatically and without further action of the parties) that such Purchased Asset is assigned to Buyer as of the Closing Date.

        1.7 Allocation. The consideration for the Purchased Assets shall be allocated as set forth on Schedule 1.7. The parties agree to be bound by such allocation of the consideration for all purposes, including for accounting and all federal and state taxes.

        1.8 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be on March 17, 2003 (the "Closing Date") at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Suite 3500, Houston, Texas 77002, or such other time and place as the parties hereto may agree. Transactions affecting the Division on the Closing Date will be for the benefit of the Buyer if the Closing is consummated.

                                        6

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                                    ARTICLE 2

            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

        2.1 Representations and Warranties of Seller. Seller hereby represents and warrants as follows:

                2.1.1 Authority and Consent. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign entity authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary. The Seller has all requisite power and authority to make, execute, deliver and perform this Agreement and all other agreements, documents and instruments to which the Seller is a party and to effect the transactions contemplated hereby and thereby. The execution, deliver and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action on the part of the Seller, including, if necessary, shareholder approval.

                2.1.2 Enforceability and Non-Interference. This Agreement is a valid and binding obligation of Seller, enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution and delivery of this Agreement by Seller, or the consummation of the transactions contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) any provision of the Seller's charter or bylaws; (ii) any indenture, mortgage, deed of trust, credit agreement or other contract or agreement of any nature whatsoever to which Seller is a party or by which its properties are bound; or (iii) any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which Seller's properties are subject.

                2.1.3 Financial Information. Seller has historically operated the Division as an integrated part of the Business and has not maintained separate financial records for the Division. To the best of seller's knowledge,
Schedule 2.1.3 is true and correct financial information concerning the Division which fairly represents the financial position and results of operations of the Division for the periods indicated. Seller has prepared the information on
Schedule 2.1.3 in good faith. Since the date of the latest of such financial information, Seller has not experienced any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of the Division, except for the traditional seasonal slow down as the result of inclement weather.

                2.1.4 Subsidiaries. Seller has no ownership interest in any corporation or any interest in any other organization, incorporated or unincorporated, partnership or any other entity

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

of any type, except for 2001 Calvacade, Inc., in which it and Owen Electric Supply, Inc., are the only shareholders.

                2.1.5 Liabilities. Except as incurred in the ordinary course of business, Seller does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations that would adversely affect the value and conduct of the Division.

                2.1.6 Additional Information. For purposes of this Agreement, the term "Encumbrance" shall mean any security interest, mortgage, pledge, claim, lien, charge, option, right of first refusal, preferential purchase right, defect, encumbrance or other right or interest of any other person. Attached as Schedule 2.1.6.1 through and including Schedule 2.1.6.3 are true, complete and correct lists of the following items (such schedule may refer to the disclosures contained in the schedules delivered pursuant to Section 1.2):

                2.1.6.1 Accounts Receivable. Schedule 1.2(c) reflects all Accounts Receivable of the Division as of March 14, 2003, together with (i) an appropriate aging schedule, (ii) the identity and location of any asset in which Seller holds a security interest to secure payment of the underlying indebtedness and (iii) a description of the nature and amount of any Encumbrances on such Accounts Receivable;

                2.1.6.2 Employee Agreements. Schedule 2.1.6.2 contains a complete and correct list of any collective bargaining agreements of the Business or Division with employees of the Division, including amendments, supplements, and written or oral understandings, and all employment, compensation or consulting agreements, whether written or oral, of Seller with any person performing services for the Division;

                2.1.6.3 Business Locations. The chief executive office of the Division is, and the Purchased Assets are located at, 3351 Rauch, Suite 150, Houston, Texas 77026.

                2.1.7 No Undisclosed Defaults. Seller is not a party to, or bound by, any material contract to be performed after the date hereof or in default in any obligation or covenant on its part to be performed under any material obligation, lease, contract or plan that adversely affects the Purchased Assets.

                2.1.8 Absence of Certain Changes and Events. Except for the traditional seasonal slow down as the result of inclement weather and except as otherwise disclosed herein and other than as a result of the transactions contemplated by this Agreement, since February 25, 2003, there has not been:

                2.1.8.1 Financial Change. Any material adverse change in the financial condition, operations, assets, liabilities, business or prospects of the Division;

                2.1.8.2 Property Damage. Any damage, destruction, or loss to the business or properties of the Division (whether or not covered by insurance);

                2.1.8.3 Disposition of Purchased Assets. Any sale, purchase, lease or other disposition of any material portion of the Purchased Assets;

                2.1.8.4 Liabilities. Any incurrence of a material liability or obligation (absolute or contingent) or any material expenditure that materially affects the Division;

                2.1.8.5 Accounts Receivable. Any grant, conveyance, transfer, pledge, hypothecation or sale of accounts receivable or any accrual of liabilities related to the Division outside of the ordinary course of business of the Division;

                2.1.8.6 Encumbrances. Any Encumbrance granted on any Purchased Assets;

                2.1.8.7 Salary Increase. Any general wage or salary increase for employees of the Division except as disclosed on Schedule 2.1.8.7; or

                2.1.8.8 Other Material Changes. Any other event or condition known to Seller that particularly pertains to and materially and adversely affects the operations, assets, business or prospects of Seller with respect to the Division or the Purchased Assets.

                2.1.9 Taxes. Proper and accurate federal, state and local income, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Seller for each period for which any returns, reports, or estimates were due. All taxes of the Seller which are (i) shown as due on such tax returns, (ii) otherwise due and payable, or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the Seller's financial information attached hereto as Schedule 2.1.3. All sales taxes and property taxes have been properly collected and accounted for through the Closing Date by Seller, and Seller has made all required deposits of such taxes with all taxing authorities. No waiver of any statute of limitations executed by Seller with respect to federal or state income or other tax is in effect for any period. No deficiencies for any taxes have been proposed, asserted or assessed against Seller, and no requests or waivers of the time to assess any such tax are pending. The federal income tax returns of Seller have not been audited by the Internal Revenue Service since at least 1987. No audit of any federal or state or other tax return of Seller is presently in process nor has an appointment for or notice of any such audit been requested or given by any taxing authority, except for the regular state sales tax examination for the year ending December 31, 2002, and Seller will be solely responsible for any and all expenses with respect to such audit and with respect to any liability as a result thereof.

                2.1.10 Intellectual Property. Seller owns or possesses licenses to use all Intellectual Property described on Schedule 1.2(d) for which licenses are required and such Intellectual Property is owned or licensed by Seller free and clear of any Encumbrance. Seller has not granted to any other person any license to use any such Intellectual Property. Seller has not received any notice of infringement, misappropriation, or conflict with the intellectual property rights of others in connection with the use by Seller of such Intellectual Property.

                2.1.11 Title to Properties; Condition of Assets. Seller has good and marketable title to the Purchased Assets, free and clear of any Encumbrance of any nature whatsoever, except liens for current taxes not yet due and payable. The Purchased Assets that represent equipment and machinery shall be in good operating condition and repair, reasonable wear and tear excepted, as of the Closing Date; however, Seller makes no representation or warranty as to the period of time in which such assets shall remain in such condition. THE PURCHASED ASSETS THAT REPRESENT INVENTORY WILL BE ACCEPTED BY BUYER AS IS WITH NO WARRANTY AS TO CONDITION, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

                2.1.12 Litigation, etc. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or, to the knowledge of Seller, threatened to which Seller is a party or, to the knowledge of Seller, might become a party, which particularly affects the Division.

                2.1.13 Hazardous Wastes and Substances. None of the current or past operations or assets of Seller have been conducted or used in such a manner as to constitute a material violation of any Applicable Environmental Laws (as hereinafter defined). No notice (whether formal or informal, written or oral) has been served on Seller from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations under any Applicable Environmental Laws or regarding any claims for remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws. Buyer is not required to obtain permits, licenses or similar authorizations pursuant to any Applicable Environmental Laws in effect as of the date of this Agreement to operate and use any of the Purchased Assets of Seller for their current purposes and uses. To the best of Seller's knowledge, no asbestos or asbestos containing material currently is being used or has ever been used by Seller in its operations. For the purposes hereof, "Applicable Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to human health, the environment, or to the storage, treatment, discharge, release or disposal of hazardous wastes or hazardous substances, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time ("CERCLA") (including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated under CERCLA, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated under RCRA, (iii) the Federal Water Pollution Control Act (U.S.C.A. Section 9601 et seq.), as amended and regulations promulgated under its authority, and (iv) any applicable state laws or regulations relating to the environment.

                2.1.14 Compliance with Other Laws. Seller is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, and Seller is not delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

                2.1.15 Employment Practices. There are no labor or employment disputes or controversies pending or, to Seller's knowledge, threatened against Seller or any of the employees of Seller who work in the Division, and Seller has not taken or failed to take any action which action or omission would provide a reasonable basis for any such controversy. To Seller's knowledge, after due inquiry, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any employees of Seller. .

                2.1.16  Transactions with Management. Except as disclosed on
Schedule 2.1.16, Seller is not a party to any contract, lease or agreement with and has not sold any goods to any person affiliated with the Division or any member of the family of any such persons.

                2.1.17 Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and its counsel directly with Buyer and its counsel, without the intervention of any other person as the result of any act of Seller, and so far as is known to Seller, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

                2.1.18 Necessary Consents. Seller has obtained all consents to assignment or waivers thereof, if any, from any governmental authority or from any third party with respect to any assets or agreements necessary for Buyer to conduct such business after the date hereof. Seller has all permits and licenses necessary or appropriate to its Division as currently conducted.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        3.1 Representations and Warranties of Buyer. Buyer represents and warrants as follows:

                3.1.1 Organization and Standing. Buyer is a limited partnership duly organized and validly existing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as currently conducted, and to own and operate the properties owned and operated by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

                3.1.2 Agreement Authorized and Enforceable. The execution and delivery of this Agreement has been authorized by the general partner of Buyer; the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary partnership action on the part of Buyer; and this Agreement constitutes the valid and binding obligation of Buyer, enforceable (subject to normal equitable principles) against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief, or similar laws affecting the rights of creditors generally.

                3.1.3 Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with Seller and its counsel, without the intervention of any other person as the result of any act of Buyer, and so far as is known to Buyer, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

                                    ARTICLE 4

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                               OF BUYER AND SELLER

        4.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions:

                4.1.1 Representations and Warranties of Seller True at the Date Hereof. The representations and warranties of Seller herein contained shall be true and correct in all material respects as of the date hereof, except as affected by transactions permitted or contemplated by this Agreement; Seller shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with prior to the date hereof.

                4.1.2 Tender of the Transfer Documents, Etc. On the date hereof, Seller shall have executed and delivered all necessary or appropriate instruments of transfer, bills of sale, certificates of title and other documents to transfer the Purchased Assets to Buyer. Plaag shall have executed and delivered to the Buyer the Employment and Non-Competition Agreement.

                        (a) Sublease. Seller and Buyer shall have entered into the Sublease attached hereto as Exhibit B, allowing Buyer the sole and exclusive use of 32,800 square feet of the Seller's leasehold interest as specified in that certain First Industrial, L.P. Standard Form Industrial Building Lease, dated September 4, 2001, as amended by that certain Lease Expansion/Extension and Modification Agreement dated April 25, 2002, between First Industrial, L.P. and Seller, for property located at 3351 Rauch Street, Suite 150/170, Houston, Texas 77029 (the "Lease Agreement"). Seller shall have obtained the consent of First Industrial, L.P., as Landlord, to the Sublease as required by Section 8.1 of the Lease Agreement.

                4.1.3 Resignation of Plaag. Plaag shall have resigned from any and all officer positions he holds with the Seller and any Affiliates of the Seller and Plaag shall have terminated his employment by Seller and any Affiliates of the Seller. Plaag shall deliver to Buyer such documentation of such resignations and terminations as Buyer shall reasonably request. Nothing in this Section 4.1.3 shall require Plaag to resign from any director positions he holds with the Seller.

                4.1.4 Additional Documents. On the Closing Date, Seller shall deliver to Buyer such certificates and resolutions of Seller as Buyer shall reasonably request.

                4.1.5 Condition Precedent Not Satisfied. If any condition precedent set forth above is not satisfied at or prior to the Closing, then Buyer's sole remedy shall be to terminate this Agreement by written notice to Seller, whereupon all obligations of all parties hereunder shall cease, or waive such condition and proceed to close.

        4.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the following conditions:

                4.2.1 Representations and Warranties of Buyer True at the Date Hereof. The representations and warranties of Buyer herein contained shall be true and correct in all material respects as of the date hereof, except as affected by transactions permitted or contemplated by this Agreement; Buyer shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the date hereof.

                4.2.2 Consideration for Assets. On the date hereof, Buyer shall have delivered to Seller the Purchase Price.

                4.2.3 Tender of Transfer Documents, Etc. On the date hereof, Buyer shall have executed and delivered all necessary or appropriate instruments of transfer, bills of sale and other documents to reflect the obligations of Buyer. Buyer shall have executed and delivered to Plaag the Employment and Non-Competition Agreement.

                4.2.4 Additional Documents. On the date hereof, Buyer shall deliver to Seller such certificates and resolutions of Buyer as Seller shall reasonably request.

                4.2.5 Condition Precedent Not Satisfied. If any condition precedent set forth above is not satisfied at or prior to the Closing, then Seller's sole remedy shall be to terminate this Agreement by written notice to Buyer, whereupon all obligations of all parties hereunder shall cease, or waive such condition and proceed to close.

                                    ARTICLE 5

                                 INDEMNIFICATION

        5.1 Indemnification of Buyer. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, Seller and the Shareholders, jointly and severally shall indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and shareholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitees shall incur or suffer, which arise, result from or relate to (a) any breach of, or failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished to Buyer by Seller under this Agreement; (b) the operation of the Division prior to the date hereof; (c) the Excluded Assets or (d) the Retained Liabilities. Notwithstanding anything to the contrary herein, this Section 5.1 shall not apply to any Damages that the Buyer shall incur or suffer which arise, result from or relate to discrepancies as to the existence or physical presence of the Inventory listed on Schedule 1.2(b) on or after the Closing Date.

        5.2 Indemnification of Seller. Buyer shall indemnify, defend and hold harmless Seller and its respective employees and agents against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by or on behalf of Buyer under this Agreement.

        5.3 Indemnification Procedure. In the event that any party discovers or otherwise becomes aware of an indemnification claim arising under Section 5.1 or Section 5.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article V, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

        5.4 Survival of Representations and Warranties. Regardless of any investigation made at any time by or on behalf of any party hereto or of any information any party may have as a result of any such investigation, all representations, warranties, covenants and agreements made in or pursuant to this Agreement shall, except as otherwise provided in this Section, survive the Closing Date and shall continue in effect indefinitely thereafter unless and until terminated as provided in this Section. The representations and warranties made by the Seller in Article 2 hereof (other than in Sections 2.1.1, 2.1.2, 2.1.9, 2.1.11(a), 2.1.12, 2.1.13 and 2.1.15 hereof) and the representations and warranties made by Buyer in Article 3 (other than Sections
3.1.1 and 3.1.2), and all right to indemnification arising under Sections 5.1 or
5.2 hereof as a result of the breach of any such representation or warranty, shall terminate on the date which is twenty-four (24) months following the Closing Date. The representations and warranties made by the Seller in Sections 2.1.1, 2.1.2, 2.1.11(a) and 2.1.13, and the representations and warranties made by the Buyer in Sections 3.1.1 and 3.1.2, shall survive the Closing Date indefinitely. The representations and warranties made by the Seller in Sections 2.1.9, 2.1.12, 2.1.14 and 2.1.15 shall terminate on the date the statute of limitations and times for assessment (giving effect to any waiver, mitigation or extension thereof with respect to any liability in question) has run in favor of the Buyer or Seller, as the case may be, against the federal, state or local government, as the case may be. The termination of the representations and warranties of the respective parties hereunder shall not limit or impair any representation or warranty or any related right or claim for indemnification as to which any party hereto has delivered a written notice of such claim to the party against whom the indemnification is made, so long as the notice of such claim was delivered prior to the termination date of the representations and warranties of the respective parties made hereunder.

        5.5     Limitations.

                5.5.1 Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Seller for Damages under Section 5.1(a) shall not exceed the Purchase Price, (ii) the aggregate liability of Buyer for Damages under Section 5.2 shall not exceed the Purchase Price, and (iii) neither the Seller nor the Buyer shall be liable under Section 5.1(a) and Section 5.2, respectively, unless and until the aggregate Damages for which he or it would otherwise be liable exceed $50,000 (at which point the Seller and the Buyer shall become liable for the aggregate Damages, not just amounts in excess of $50,000); provided that the limitations set forth in clauses (i), (ii) and (iii) above shall not apply to (A) a claim pursuant to Section 5.1 relating to either a breach of the representations and warranties set forth in Sections 2.1.9, 2.1.12, 2.1.13 and 2.1.15, (B) a claim pursuant to Section 5.2 relating to either a breach of the representations and warranties set forth in Sections 3.1.1, or 3.1.2, or (C) a claim pursuant to Section 5.1(b), Section 5.1(c),
Section 5.1(d) or Section 5.2(b).

                5.5.2 Except with respect to claims based on fraud, after the Closing Date, the rights of the indemnified parties under this Article 5 shall be the exclusive remedy of the indemnified parties with respect to claims for monetary damages resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

                5.5.3 The amount of Damages recoverable by an indemnified party under this Article 5 with respect to an indemnity claim shall be reduced by any proceeds received or receivable by such indemnified party or an Affiliate, with respect to the Damages to which such indemnity claim relates, from an insurance carrier.

                                    ARTICLE 6

                           LIMITATIONS ON COMPETITION

        6.1     Prohibited Activities

                6.1.1 Seller. Seller, Whitehead and Owen agree that Seller, Whitehead and Owen will not during the period beginning on the Closing Date and ending 3 years after the Closing Date, directly or indirectly, individually or collectively, for any reason, for Seller's, Whitehead's or Owen's account or on behalf of or together with any other person:

                (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, in any business in competition with the Division of Seller within the State of Texas (for purposes of this Article 6, the territory within the States of Texas is called the "Buyer's Territory");

                (b) call on any natural person who is at that time employed by Buyer or its Affiliates (collectively referred to in this Article 6 as the "Buyer Group") with the purpose or intent of attracting that person from the employ of the Buyer Group;

                (c) call on any person that at that time is, or at any time within one year prior to that time was, a customer of the Division of Seller, (i) for the purpose of soliciting or selling any product or service in competition with the Division within the Buyer's Territory and (ii) with the knowledge of the customer relationship; or

                (d) call on any Buyer Acquisition Candidate (as hereinafter defined), with the knowledge of that person's status as a Buyer Acquisition Candidate, for the purpose of acquiring that person or arranging the acquisition of that person by any person other than the Buyer Group.

        Notwithstanding the foregoing, the Seller may own and hold as a passive investment up to 5% of a class of the outstanding equity interest of a competing entity if that class of equity interest is publicly traded.

                6.1.2 Buyer. Buyer agrees that Buyer will not during the period beginning on the Closing Date and ending 3 years after the Closing Date, directly or indirectly, for any reason, for Buyer's account or on behalf of or together with any other person:

                (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, in any business in competition with the continuing business of Seller to provide lighting products and accessories to suppliers or contractors of developers or directly to the developers of new construction of single-family dwellings (the "Single Family Division") within the State of Texas (for purposes of this Article 6, the territory within the State of Texas is called the "Seller's Territory"); provided, however, that Buyer may provide lighting products and accessories to Integrated

        Electrical Services and any of its Affiliates (as listed on Schedule
        6.1.2 attached hereto) within the Seller's Territory without violating the provisions of this Section 6.1.2(a);

                (b) with the exception of the Transferred Employees, call on any natural person who is at that time employed by Seller or its Affiliates (collectively referred to in this Article 6 as the "Seller Group") with the purpose or intent of attracting that person from the employ of the Seller Group; or

                (c) call on any person that at that time is, or at any time within one year prior to that time was, a customer of the of Seller's Single Family Division, (a) for the purpose of soliciting or selling any product or service in competition with the Single Family Division of the Seller Group within the Seller's Territory and (b) with the knowledge of the customer relationship.

        Notwithstanding the foregoing, the Buyer may own and hold as a passive investment up to 5% of a class of the outstanding equity interest of a competing entity if that class of equity interest is publicly traded.

        6.2 Specific Performance. Notwithstanding the provisions of Section 7.3, because of the difficulty of measuring economic losses to the non-breaching party as a result of any breach by the other party of the covenants contained in
Section 6.1 and because of the immediate and irreparable damage that could be caused to the non-breaching party for which it would have no other adequate remedy, the Seller and the Buyer agree that the non-breaching party may enforce the provisions of Section 6.1 by injunctions and restraining orders against the other party if the other party breaches any of those provisions.

        6.3 Reasonable Restraints. The parties each agree that Sections 6.1 and 6.2 impose a reasonable restraint on the parties in light of the activities and business of the parties on the date hereof and the current business plans of the parties.

        6.4 Covenants Severable. The covenants in this Article 6 are severable and separate. The unenforceability of any specific covenant in this
Article 6 is not intended by any party to, and shall not, affect the provisions of any other covenant in this Article 6. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section
6.1 are unreasonable, the parties acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed.

        6.5 Independent Covenant. All the covenants in this Article 6 are intended by each party to, and shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of one party against the other, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of any covenant in this Article 6. It is specifically agreed that the period specified in
Section 6.1 shall be computed by excluding from that computation any time during which any party is in violation of any provision of Section 6.1. The covenants contained in this Article 6 shall not be affected by any breach of any other provision of this Agreement by any party.

        6.6 Certain Definitions. For purposes of this Agreement, each of the following terms has the meaning set forth below:

                (a) "Affiliate" when used to indicate a relationship with any Person, means: any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of, such person. As used in the definition of Affiliate, the term "control" (including the terms "controlling,"

        "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct, cause the direction of or influence the management and policies of a Person, whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such person, or otherwise.

                (b) "Buyer Acquisition Candidate" means any person engaged in the business of the Division and which shall have been called on by any member of the Buyer Group in connection with the possible acquisition by any of them of that person or with respect to which any member of the Buyer Group has made an acquisition analysis.

        6.7     Material Term of Agreement. The parties hereby agree that this
Article 6 is a material and substantial part of the transactions contemplated by this Agreement.

                                    ARTICLE 7

                                  MISCELLANEOUS

        7.1 Further Assurances. The parties hereto, and their respective, successors and assigns, covenant and agree to take or cause to be taken all such further acts, including the execution and delivery of documents, instruments, conveyances, and powers of attorney, as may be requested to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, Seller covenants and agrees to take any and all actions, and to execute, acknowledge and deliver any and all documents and assurances as Buyer may reasonably require for the later assuring, assigning, transferring and assigning unto Buyer of the Purchased Assets, and to protect the right, title and interest of Buyer in and to, and its enjoyment of, the Purchased Assets.

        7.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if served personally on the party entitled thereto to whom notice is to be given, or if mailed to the party entitled thereto to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, , addressed as follows (or such other address as the party entitled thereto may have prior thereto specified by notice given as contemplated in this Section):

        If to Seller:   Project Lighting Company, Inc.
                        2001 Cavalcade
                        Houston, Texas  77009
                        Attn:  Wayne Owen

        With copy to:   Page, Murphree, Byerly & Hansen, P.L.L.C.
                        Two Riverway, Suite 1700
                        Houston, Texas 77056
                        Attn:  James A. Byerly

        If to Buyer:    Century Maintenance, L.P.
                        10050 Cash Road, Suite 1
                        Stafford, Texas  77477
                        Attn: Richard Penick


        With copy to:   Porter & Hedges, L.L.P.
                        700 Louisiana, Suite 3500
                        Houston, Texas 77002
                        Attn: Robert G. Reedy

but if mailed, the same shall not be deemed effective unless and until actually received by the party entitled thereto.

        7.3     Dispute Resolution.

                (a) The parties shall cooperate in good faith to resolve any dispute arising under this Agreement, including any claim for indemnification pursuant to the provisions of Article 5 of this Agreement. If, after no less than thirty days, the parties are unable to resolve a dispute, such dispute shall be resolved by binding arbitration in accordance with the following provisions of this Section 7.3; provided that any party may seek injunctive relief or other equitable relief to preserve the status quo pending arbitration.

                (b) Any party to this Agreement may submit any dispute which is subject to arbitration under this Section 7.3 by giving written notice to all other parties hereto. Within ten business days after receipt of such notice by all other parties, Buyer, on one hand, and the Seller, on the other hand, shall each appoint one arbitrator, and within ten business days thereafter the two arbitrators so appointed shall select a third arbitrator. If Buyer or the Seller shall fail to make such appointment within such ten-day period, then any party may request the American Arbitration Association to appoint the second arbitrator. The American Arbitration Association may thereupon appoint the second arbitrator. If the two appointed arbitrators shall fail to select a third arbitrator within said ten-day period, the parties hereto shall mutually select the third arbitrator. If the parties are unable to agree upon such selection within two business days, then any party may, upon at least five business days' prior written notice to all other parties, request the American Arbitration Association to appoint the third arbitrator. The American Arbitration Association may thereupon appoint the third arbitrator. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as otherwise provided in this
        Section 7.3. The arbitration shall take place in Houston, Texas.

                (c) The three arbitrators shall investigate the facts and shall hold hearings at which the parties hereto may present evidence and arguments, be represented by counsel and conduct cross-examination. The three arbitrators shall render a written decision on the matter presented to them by majority vote as soon as practicable after the appointment of the third arbitrator and in any event not more than 30 days after such appointment. The decision of the arbitrators, which may include equitable relief, shall be final and binding on the parties hereto, and judgment upon the decision may be entered in any court having jurisdiction thereof. If the three arbitrators shall fail to render a decision within said 30-day period, either party may institute such action or proceeding in such court as shall be appropriate in the circumstances and upon the institution of such action, the arbitration proceedings shall be terminated and shall be of no further force and effect. The prevailing party shall be awarded reasonable attorneys' fees, expert and nonexpert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration, and the fees and costs of the arbitrators shall be borne by the nonprevailing party unless, in either case, the arbitrators for good cause determine otherwise. In resolving any dispute, the arbitrators shall apply the provisions of this Agreement, without varying therefrom in any respect. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Agreement.

        7.4 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights.

        7.5 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

        7.6 Amendments and Waivers. This Agreement may be amended, modified, or superseded only by written instrument executed by each party hereto. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by an authorized officer of such party. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by either party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

        7.7 Entire Agreement; Conflicts. This Agreement (including the schedules and exhibits hereto, all of which are by this reference fully incorporated into this Agreement) and the documents and materials expressly referred to in schedules or exhibits hereto sets forth the entire Agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of this

Agreement and the contents or provisions of any schedule or exhibit hereto, the provisions of this Agreement shall be deemed controlling.

        7.8 Successors and Assigns. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party; except that Buyer may assign this Agreement to an Affiliate of Buyer and such Affiliate may collaterally assign its rights under this Agreement to its senior lender.

        7.9 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the laws which would otherwise apply by application of Texas' internal principles of conflicts of law.

        7.10 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

        7.11 Headings and Captions. The headings and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

        7.12 Successor Laws. Reference made herein to any law or statute shall include reference to any future law amending or superseding such law or statute and to any future laws applicable to the same subject matter.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement on the date first above.

                                            BUYER:

                                            CENTURY MAINTENANCE, L.P.
                                            by:  CENTURY MAINTENANCE MANAGEMENT,
                                                 L.L.C., its general partner

                                            ------------------------------------
                                            Richard E. Penick, Vice President

                                            SELLER:

                                            PROJECT LIGHTING COMPANY, INC.

                                            ------------------------------------
                                            Wayne Owen, President

                                            SHAREHOLDERS:

                                            ------------------------------------
                                            Wayne Owen

                                            ------------------------------------
                                            Cullen Plaag

                                            ------------------------------------
                                            Johnny Whitehead

                                 SCHEDULE 1.2(D)

                              INTELLECTUAL PROPERTY

The Purchased Asset shall include all of the hardware and software of the Division located at 3551 Rauch, Suite 150, Houston, Texas 77026 on the Closing Date; provided, however, the Excluded Assets shall include the Owen AS 400 hardware, the Daily Walcott software and the hubs and routers that are used for communication with Owen Electric Supply, Inc. that are located at 3351 Rauch, Suite 150, Houston, Texas 77026 on the Closing Date.

                                 SCHEDULE 6.1.2

                  AFFILIATES OF INTEGRATED ELECTRICAL SERVICES

Ace/Putzel Electric                               H.R. Allen, Inc.
Aladdin-Ward Electric & Air, Inc.                 J.W. Gray Electrical Contractors, LP
Amber Electric, Inc.                              Kayton Electric, Inc.
Anderson & Wood Construction Co., Inc.            Key Electrical Supply, Inc.
ARC Electric, Inc.                                Mark Henderson, Inc.
Bachofner Electric, Inc.                          Menninga Electric, Inc.
Bexar Electric Company, Ltd.                      Mid-States Electric Company, Inc.
Brink Electric Construction Co.                   Mills Electric LP
Britt Rice Electric                               Mitchell Electric Company, Inc.
Bryant Electric Company, Inc.                     Murray Electrical Contractors, Inc.
Canova Electrical Contracting, Inc.               Neal Electrical LP
Carroll Systems, LP                               Newcomb Electric Company, Inc.
Collier Electric Company, Inc.                    New Technology Electrical Contractors, Inc.
Commercial Electrical Contractors, Inc.           Pan American Electric, Inc.
Cross State Electric, Inc.                        Paulin Electric Company, Inc.
Cypress Electrical Contractors, Inc.              Pollock Summit Electric, LP
Daniel Electrical Contractors, Inc.               PrimeNet, Inc.
Davis Electrical Constructors, Inc.               Primo Electric Company
Delco Electric, Inc.                              Raines Electric, LP
DKD Electric Company, Inc.                        Rockwell Electric, Inc.
Electro-Tech, Inc.                                Rodgers Electric Company, Inc.
Ernest P. Breaux Electrical, Inc.                 Ron's Electric, Inc.
Federal Communications Group, Inc.                SEI Electrical Contractor, Inc.
Florida Industrial Electric, Inc.                 T&H Electrical Corporation
Goss Electric Company, Inc.                       Tech Electric Co., Inc.
Hatfield Reynolds Electric Company                Tesla Power & Automation, LP
Haymaker Electric, Ltd.                           Thomas Popp & Company
Houston-Stafford Electric Contractors, LP         Valentine Electrical, Inc.